UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Shares	BASi	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2020, Bioanalytical Systems, Inc. (the “Company”) announced that the Company and Daniel Thomas Oakley have entered into an agreement (the “Separation Agreement”) under which Mr. Oakley’s responsibilities as Chief Operating Officer ceased as of June 12, 2020. Under the terms of the Separation Agreement, Mr. Oakley will remain an employee of the Company through June 30, 2020. During such period, he will receive a base salary at the same rate and will continue to participate in the employee health and welfare benefit plans offered by the Company to its employees, subject to the terms and conditions of such plans.

Following the separation date, (i) the Company will pay Mr. Oakley a severance benefit in the form of salary continuation for a period of five months, (ii) Mr. Oakley will be entitled to exercise 35,000 outstanding stock options until the earlier of July 31, 2020 or the expiration date of such stock options and will forfeit all of his unvested restricted stock units and (iii) the Company will reimburse Mr. Oakley an amount equal to his monthly COBRA premium for a period of five months after the separation date; provided that such payments will cease should he become entitled to other health insurance.

As a condition of receiving the payments under the Separation Agreement, Mr. Oakley has agreed to release substantially all claims against the Company. The Separation Agreement also (i) prohibits Mr. Oakley and the Company from disparaging the Company or Mr. Oakley, as applicable, (ii) includes a covenant not to sue (iii) during the period in which Mr. Oakley receives severance benefits, generally requires Mr. Oakley to provide reasonable assistance to the Company with transitional matters relating to his former duties and (iv) reaffirms existing covenants and obligations and the rights and remedies of the Company regarding confidentiality, restrictive covenants and the assignment of inventions.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarterly period ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: June 17, 2020	By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Finance Officer—Vice President of Finance